SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(b) of the Securities
Exchange Act of 1934



Date of Report (Date of earliest event reported) January 10, 1997

                KBF POLLUTION MANAGEMENT, INC.


(Exact name of registrant as specified in its charter)




(State or other               (Commission         (IRS Employer
jurisdiction of               File Number)       Identification No.)
incorporation)

             1110 Farmingdale Road, North Lindenhurst, New York
11757
(Address of principal executive offices)


Registrant's telephone number, including area code (516)225-0007





(Former name, if changed since last report)





(Former Address, if changed since last report)
      Item 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

     Shapiro, Bress & Goldstein, L.L.P. ( formerly known as Shapiro & Bress CPA's, P.C. and Shapiro, Bress & Guidice CPA's, P.C.) was formerly engaged to audit the financial statements of KBF Pollution Management, Inc. (the "Company"). Effective January 10, 1997, Shapiro Bress & Goldstein, L.L.P., has resigned from this position.

     None of Shapiro Bress & Goldstein, L.L.P. reports on the financial statements contains an adverse opinion or disclaimer of opinion, nor was any financial statement qualified or modified as to uncertainty, audit scope, or accounting principles, except for their report dated February 24, 1996 which raised substantial doubt about the Company's ability to continue as a going concern.

     Shapiro Bress & Goldstein, L.L.P. was approved by the Company's Board of Directors.

     Shapiro Bress & Goldstein, L.L.P.'s resignation is not due to any disagreements on any matter, transaction or event, with respect to accounting principals or practices, financial statements, disclosure or auditing scope or procedure, at any time during the engagement of Shapiro, Bress & Goldstein, L.L.P. as auditor of the Company's financial statements.

     The Company's Board of Directors has approved the hiring of Irving Handel
& Co., 112 Irving Place, Woodmere, New York 11599,   as the Company's new
auditor, effective immediately.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


KBF POLLUTION MANAGEMENT, INC

Larry Kriesler, President
Dated: March 7, 1997

           EXHIBITS TO FORM 8-K



1.     Letter from Accountant